As filed with the U.S. Securities and Exchange Commission on November 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tempest Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-1472564
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(415) 798-8589

(Address of principal executive offices) (Zip code)

Tempest Therapeutics, Inc. Amended and Restated 2019 Equity Incentive Plan

Tempest Therapeutics, Inc. Amended and Restated 2023 Equity Incentive Plan

Tempest Therapeutics, Inc. 2023 Inducement Plan

Inducement Stock Options

(Full titles of the plans)

Stephen Brady

Chief Executive Officer

Tempest Therapeutics, Inc.

2000 Sierra Point Parkway,

Suite 400 Brisbane, California 94005

(415) 798-8589

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Laura Berezin

Jaime Chase

Julia Stark

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, Washington 98101

(206) 452-8756

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Tempest Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register an aggregate of 1,570,742 shares, which consists of (i) 1,703 shares of common stock reserved for future grant under the Registrant’s Amended and Restated 2023 Equity Incentive Plan (the successor plan to the 2019 Plan) (the “2023 Plan”), and (ii) 1,569,039 shares of common stock issuable upon the exercise of outstanding options granted pursuant to the 2023 Plan. The 2023 Plan was approved by the Registrant’s stockholders at its annual meeting of stockholders held on June 15, 2023.

In addition, the Registrant is registering 1,150,000 shares of common stock reserved for future grant to eligible persons under the Registrant’s 2023 Inducement Plan (the “Inducement Plan”) and 12,600 shares of common stock issuable upon the exercise of outstanding stock options granted to a new employee as an inducement award in connection with the commencement of employment pursuant to Nasdaq Listing Rule 5635(c)(4) (the “Inducement Award”). The Inducement Award was approved by the Registrant’s Board of Directors in compliance with and in reliance on Nasdaq Listing Rule 5635(c)(4) and was granted outside of the Inducement Plan.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

Item 3. Incorporation of Certain Documents By Reference

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) the contents of the Registrant’s Registration Statements on Form S-8, previously filed with the SEC on December 16, 2019 (File No. 333-235515), November 10, 2020 (File No. 333-249993), April 15, 2021 (File No. 333-255261), May 13, 2022 (File No. 333-264943) and June 21, 2022 (File No. 333-265718);

(b) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 22, 2023 (File No. 001-35890);

(c) the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June  30, 2023 and September 30, 2023, filed with the SEC on May  10, 2023, August  10, 2023 and November 8, 2023, respectively (File No. 001-35890);

(d) the Registrant’s Current Reports on Form 8-K filed with the SEC on March  31, 2023, April  28, 2023, June  16, 2023, September  7, 2023, September  8, 2023, October  11, 2023 and October 30, 2023 and (File No. 001-35890); and

(e) the description of the Common Stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-35890), filed with the Commission on April  25, 2013, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 filed with the SEC on April 1, 2022.

All reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, as amended	10-Q	001-35890	3.1	5/15/2019

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 24, 2021	8-K	001-35890	3.1	6/28/2021

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 25, 2021	8-K	001-35890	3.2	6/28/2021

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on October 10, 2023	8-K	001-35890	3.1	10/11/2023

4.5	Amended and Restated Bylaws of the Registrant	8-K	001-35890	3.1	9/4/2021

5.1*	Opinion of Cooley LLP

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Tempest Therapeutics, Inc. 2023 Inducement Plan.	10-Q	001-35890	10.3	8/10/2023

99.2	Form of Inducement Grant under 2023 Inducement Plan.	10-Q	001-35890	10.4	8/10/2023

99.3	Tempest Therapeutics, Inc. Amended and Restated 2023 Equity Incentive Plan.	10-Q	001-35890	10.1	8/10/2023

99.4	Form of Stock Option Grant Notice under Amended and Restated 2023 Equity Incentive Plan.	10-Q	001-35890	10.2	8/10/2023

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, State of California, on November 17, 2023.

Tempest Therapeutics, Inc.

By:	/s/ Stephen Brady
Name:	Stephen Brady
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Brady and Nicholas Maestas, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Brady	President, Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2023
Stephen Brady

/s/ Nicholas Maestas	Vice President, Strategy and Finance and Secretary (Principal Financial Officer)	November 17, 2023
Nicholas Maestas

/s/ Justin Trojanowski	Corporate Controller, Treasurer (Principal Accounting Officer)	November 17, 2023
Justin Trojanowski

/s/ Michael Raab	Chairman of the Board of Directors	November 17, 2023
Michael Raab

/s/ Geoff Nichol, M.B., Ch.B., M.B.A.	Director	November 17, 2023
Geoff Nichol, M.B., Ch.B., M.B.A.

/s/ Christine Pellizzari	Director	November 17, 2023
Christine Pellizzari

/s/ Ronit Simantov	Director	November 17, 2023
Ronit Simantov